Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Third Quarter Results
And Narrows 2023 Guidance

Philadelphia, PA, October 24, 2023 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2023.
Management Comments
“During the third quarter, we made strong progress on our 2023 business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We continued to experience positive mark-to-market rent increases on an accrual and cash basis while controlling leasing capital costs.  Our same store portfolio has performed well and we have increased our same store NOI ranges on both an accrual and cash basis.  We also made great progress on our development projects highlighted by 3025 JFK  Boulevard in Schuylkill Yards with the opening of Avira, the multi-family portion of the project, and  the signing of our first office lease.  Turning to capital markets activity, we were able to raise over $103 million through a $53.3 million asset sale in Austin, Texas and a $50 million construction loan in Radnor, Pennsylvania. Based on the progress made on our 2023 business plan, we are narrowing our 2023 FFO range of $1.14 to 1.18 per share to $1.15 to $1.17 per share.”
Third Quarter Highlights
Financial Results
•Net loss available to common shareholders: $(21.7) million, or $(0.13) per share. Those results include an $11.7 million, or $(0.07) per share, non-cash impairment charge.
•Funds from Operations (FFO): $50.6 million, or $0.29 per diluted share.
Portfolio Results
•Core Portfolio: 88.3% occupied and 90.4% leased.
•New and Renewal Leases Signed: 351,000 square feet wholly-owned and 624,000 square feet including our joint ventures.
•Tenant Retention Ratio: 44%.
•Rental Rate Mark-to-Market Increase: 2.8% on an accrual basis and 0.8% on a cash basis.
•Same Store Results: Increased 1.7% on an accrual basis and 7.0% on a cash basis.
2023 Business Plan Changes
•Same Store NOI Growth Range: Increased from 0-2% to 2-3% on an accrual basis and increased from 2.5-4.5% to 5-6% on a cash basis.
•Same Store and Core Year-End Occupancy: Decreased from 90-91% to 89-90%.

Disposition Activity
•We sold Three Barton Skyway, a 173,302 square foot office building located at 1221 S. Mopac Expressway in Austin, Texas for $53.3 million, or $307 per square foot. We closed on the sale during August 2023 and we received net proceeds totaling $51.3 million. Net proceeds are being used for general corporate purposes.
Finance Activity
•As previously announced, we closed on a construction loan on our development project located at 155 King of Prussia Rd. Construction commenced during January 2023 and the scheduled completion is the fourth quarter 2024. The $50.0 million construction loan bears interest at 2.50% over the secured overnight financing rate and has an initial maturity date in August 2026. We anticipate our first draw on the construction loan during the fourth quarter 2023.
Located in Radnor, Pennsylvania, 155 King of Prussia Rd. is a fully leased 144,685 square foot build-to-suit office property. The building will be the North American Headquarters for Arkema S.A., a global supplier of specialty materials.
•We had no outstanding balance on our $600.0 million unsecured revolving credit facility as of September 30, 2023.
•We had $47.9 million of cash and cash equivalents on-hand as of September 30, 2023.
Results for the Three and Nine-Month Periods Ended September 30, 2023
Net loss allocated to common shares totaled $(21.7) million or $(0.13) per share in the third quarter of 2023 compared to a net income of $13.3 million or $0.08 per diluted share in the third quarter of 2022. The 2023 results include an impairment loss totaling $11.7 million, or $(0.07) per share.
FFO available to common shares and units in the third quarter of 2023 totaled $50.6 million or $0.29 per diluted share versus $61.8 million or $0.36 per diluted share in the third quarter of 2022. Our third quarter 2023 payout ratio ($0.19 common share distribution / $0.29 FFO per diluted share) was 65.5%.
Net loss allocated to common shares totaled $(39.9) million or $(0.23) per share for the first nine months of 2023 compared to net income of $23.8 million or $0.14 per diluted share in the first nine months of 2022. The 2023 results include impairment losses totaling $16.1 million, or $(0.09) per share.
Our FFO available to common shares and units for the first nine months of 2023 totaled $151.0 million, or $0.87 per diluted share compared to FFO available to common shares and units of $182.5 million, or $1.06 per diluted share, for the first nine months of 2022. Our first nine months 2023 FFO payout ratio ($0.57 common share distribution / $0.87 FFO per diluted share) was 65.5%.
Operating and Leasing Activity
In the third quarter of 2023, our Net Operating Income (NOI), excluding termination revenues, bad debt expense and other income items, increased 1.7% on an accrual basis and 7.0% on a cash basis for our 69 same store properties, which were 88.2% and 91.0% occupied on September 30, 2023 and 2022, respectively.
We leased approximately 351,000 square feet and commenced occupancy on 175,000 square feet during the third quarter of 2023. The third quarter occupancy activity includes 115,000 square feet of renewals, 34,000 square feet of new leases and 26,000 square feet of tenant expansions. We have an additional 256,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2023.
We achieved a 44% tenant retention ratio in our core portfolio with net negative absorption of (145,000) square feet during the third quarter of 2023. Third quarter accrual rental rate growth increased 2.8% on our renewal leasing.
At September 30, 2023 our core portfolio of 70 properties comprising 12.6 million square feet was 88.3% occupied and we are 90.4% leased (reflecting new leases commencing after September 30, 2023) as of October 20, 2023.
Distributions
On September 20, 2023, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on October 18, 2023 to shareholders of record as of October 4, 2023.

2023 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are increasing and narrowing our 2023 loss per share guidance from ($0.16) - ($0.12) per share to ($0.19) - ($0.17) per share due to property-level impairments as well as projected higher depreciation and amortization expense and we also are narrowing our 2023 FFO guidance from $1.14 - $1.18 per diluted share to $1.15 - $1.17 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2023 FFO and earnings per diluted share:

Guidance for 2023		Range

Loss per diluted share allocated to common shareholders	$(0.19)	to	$(0.17)
Plus: real estate depreciation, amortization	1.34		1.34

FFO per diluted share	$1.15	to	$1.17

Our 2023 FFO key assumptions include:
•Year-end Core Occupancy Range: Adjusted from 90-91% to 89-90%;
•Year-end Core Leased Range: 91-92%;
•Rental Rate Growth (accrual): 11-13%;
•Rental Rate Growth (cash): 4-6%;
•Same Store (accrual) NOI Growth Range: Adjusted from 0-2% to 2-3%;
•Same Store (cash) NOI Growth Range: Adjusted from 2.5-4.5% to 5-6%;
•Speculative Revenue Target: $17.0 - $19.0 million, $17.0 million achieved;
•Tenant Retention Rate Range: 49-51%;
•Property Acquisition Activity: None;
•Property Sales Activity: $100 - $125 million; $53.3 million completed;
•Joint Venture Activity: Our ownership interest in our Commerce Square joint venture increased from 70% to 78%;
•Development Starts: None;
•Financing Activity: $245 Million Secured Financing (complete); $70.0 Million 2-Year Unsecured Term Loan (complete); $220.0 million secured financing for Commerce Square (complete) and $50.0 million Construction Loan at 155 King of Prussia Rd in Radnor, PA (complete);
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 173.5 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 160 properties and 22.6 million square feet as of September 30, 2023 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will release our third quarter earnings after the market close on Tuesday October 24, 2023 and will hold our third quarter conference call on Wednesday October 25, 2023 at 9:00 a.m. Eastern. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.

Looking Ahead – Fourth Quarter 2023 Conference Call
We expect to release our fourth quarter 2023 earnings on Wednesday, January 31, 2024 after the market close and will host our fourth quarter 2023 conference call on Thursday, February 1, 2024 at 9:00 a.m. Eastern. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2023 guidance and the progress of our projects under development, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of our planned debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2022. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Our calculation of FFO includes gains from sale of undepreciated real estate and other assets, considered incidental to our main business, to third parties or unconsolidated real estate ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
ASSETS
Real estate investments:
Operating properties	$3,694,633	$3,617,240
Accumulated depreciation	(1,153,030)	(1,063,060)
Right of use asset - operating leases, net	19,188	19,664
Operating real estate investments, net	2,560,791	2,573,844
Construction-in-progress	143,929	218,869
Land held for development	76,058	76,499
Prepaid leasehold interests in land held for development, net	27,762	35,576
Total real estate investments, net	2,808,540	2,904,788
Cash and cash equivalents	47,872	17,551
Restricted cash and escrow	10,745	—
Accounts receivable	23,130	11,003
Accrued rent receivable, net of allowance of $3,158 and $3,947 as of September 30, 2023 and December 31, 2022, respectively	185,135	179,771
Investment in unconsolidated real estate ventures	638,096	567,635
Deferred costs, net	98,049	96,639
Intangible assets, net	8,539	18,451
Other assets	102,557	78,667
Total assets	$3,922,663	$3,874,505
LIABILITIES AND BENEFICIARIES' EQUITY
Secured term loan, net	$241,654	$—
Unsecured credit facility	—	88,500
Unsecured term loan, net	318,282	248,168
Unsecured senior notes, net	1,574,524	1,628,370
Accounts payable and accrued expenses	132,731	132,440
Distributions payable	26,018	32,792
Deferred income, gains and rent	23,222	25,082
Intangible liabilities, net	8,536	10,322
Lease liability - operating leases	23,318	23,166
Other liabilities	60,010	52,331
Total liabilities	$2,408,295	$2,241,171
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 172,097,661 and 171,569,807 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1,719	1,716
Additional paid-in-capital	3,161,568	3,153,229
Deferred compensation payable in common shares	19,965	19,601
Common shares in grantor trust, 1,194,127 and 1,179,643 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	(19,965)	(19,601)
Cumulative earnings	1,136,686	1,176,195
Accumulated other comprehensive income	8,125	3,897
Cumulative distributions	(2,801,074)	(2,709,405)
Total Brandywine Realty Trust's equity	1,507,024	1,625,632
Noncontrolling interests	7,344	7,702
Total beneficiaries' equity	$1,514,368	$1,633,334
Total liabilities and beneficiaries' equity	$3,922,663	$3,874,505

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three months ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Rents	$121,661	$117,481	$360,642	$350,279
Third party management fees, labor reimbursement and leasing	6,553	6,872	18,782	17,904
Other	1,158	1,216	5,057	8,933
Total revenue	129,372	125,569	384,481	377,116
Operating expenses
Property operating expenses	31,123	32,624	96,608	97,283
Real estate taxes	12,808	12,313	38,981	39,872
Third party management expenses	2,468	2,549	7,664	7,898
Depreciation and amortization	48,966	45,134	141,645	132,875
General and administrative expenses	8,069	7,564	26,911	25,892
Provision for impairment	11,666	—	16,134	—
Total operating expenses	115,100	100,184	327,943	303,820
Gain on sale of real estate
Net gain on disposition of real estate	—	8,669	—	8,813
Net gain on sale of undepreciated real estate	—	2,983	781	8,007
Total gain on sale of real estate	—	11,652	781	16,820
Operating income	14,272	37,037	57,319	90,116
Other income (expense):
Interest and investment income	293	498	1,318	1,387
Interest expense	(24,355)	(17,061)	(70,677)	(49,144)
Interest expense - amortization of deferred financing costs	(1,110)	(745)	(3,251)	(2,259)
Equity in income of unconsolidated real estate ventures	(10,739)	(6,260)	(24,504)	(15,804)
Net gain on real estate venture transactions	—	—	181	—
Net income (loss) before income taxes	(21,639)	13,469	(39,614)	24,296
Income tax benefit (provision)	3	9	(35)	(66)
Net income (loss)	(21,636)	13,478	(39,649)	24,230
Net income attributable to noncontrolling interests	82	(37)	140	(59)
Net income (loss) attributable to Brandywine Realty Trust	(21,554)	13,441	(39,509)	24,171
Nonforfeitable dividends allocated to unvested restricted shareholders	(159)	(105)	(433)	(351)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(21,713)	$13,336	$(39,942)	$23,820
PER SHARE DATA
Basic income (loss) per Common Share	$(0.13)	$0.08	$(0.23)	$0.14
Basic weighted average shares outstanding	172,097,661	171,569,807	171,912,552	171,464,936
Diluted income (loss) per Common Share	$(0.13)	$0.08	$(0.23)	$0.14
Diluted weighted average shares outstanding	172,097,661	172,152,256	171,912,552	172,435,153

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$(21,713)	$13,336	$(39,942)	$23,820
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	(84)	38	(141)	64
Nonforfeitable dividends allocated to unvested restricted shareholders	159	105	433	351
Net gain on real estate venture transactions	—	—	(181)	—
Net gain on disposition of real estate	—	(8,669)	—	(8,813)
Provision for impairment	11,666	—	16,134	—
Depreciation and amortization:
Real property	40,493	38,095	118,242	110,888
Leasing costs including acquired intangibles	7,594	6,244	20,837	19,835
Company’s share of unconsolidated real estate ventures	12,840	12,804	36,549	37,002
Partners’ share of consolidated real estate ventures	(4)	(4)	(12)	(14)
Funds from operations	$50,951	$61,949	$151,919	$183,133
Funds from operations allocable to unvested restricted shareholders	(347)	(198)	(880)	(590)
Funds from operations available to common share and unit holders (FFO)	$50,604	$61,751	$151,039	$182,543
FFO per share - fully diluted	$0.29	$0.36	$0.87	$1.06
Weighted-average shares/units outstanding — fully diluted	173,236,769	172,668,723	172,954,267	172,989,918
Distributions paid per common share	$0.19	$0.19	$0.57	$0.57
FFO payout ratio (distributions paid per common share/FFO per diluted share)	66%	53%	66%	54%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 3rd QUARTER
(unaudited and in thousands)

Of the 74 properties owned by the Company as of September 30, 2023, a total of 69 properties ("Same Store Properties") containing an aggregate of 12,393 million net rentable square feet were owned for the entire three months ended September 30, 2023 and 2022. As of September 30, 2023, 2 properties were recently completed, and 3 properties were in development/redevelopment. Average occupancy for the Same Store Properties was 88.2% and 91.0% during the three-month periods ended September 30, 2023 and 2022, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2023	2022
Revenue
Rents	$108,229	$108,628
Other	238	241
Total revenue	108,467	108,869
Operating expenses
Property operating expenses	27,929	29,138
Real estate taxes	11,609	10,921
Net operating income	$68,929	$68,810
Net operating income - percentage change over prior year	0.2%
Net operating income, excluding other items	$69,253	$68,077
Net operating income, excluding other items - percentage change over prior year	1.7%
Net operating income	$68,929	$68,810
Straight line rents & other	(362)	(3,546)
Above/below market rent amortization	(268)	(367)
Amortization of tenant inducements	175	159
Non-cash ground rent expense	196	200
Cash - Net operating income	$68,670	$65,256
Cash - Net operating income - percentage change over prior year	5.2%
Cash - Net operating income, excluding other items	$68,233	$63,777
Cash - Net operating income, excluding other items - percentage change over prior year	7.0%
	Three Months Ended September 30,
	2023	2022
Net income (loss):	$(21,636)	$13,478
Add/(deduct):
Interest income	(293)	(498)
Interest expense	24,355	17,061
Interest expense - amortization of deferred financing costs	1,110	745
Equity in loss of unconsolidated real estate ventures	10,739	6,260
Net gain on disposition of real estate	—	(8,669)
Net gain on sale of undepreciated real estate	—	(2,983)
Depreciation and amortization	48,966	45,134
General & administrative expenses	8,069	7,564
Income tax provision (benefit)	(3)	(9)
Provision for impairment	11,666	—
Consolidated net operating income	82,973	78,083
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(14,044)	(9,273)
Same store net operating income	$68,929	$68,810

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – NINE MONTHS
(unaudited and in thousands)

Of the 74 properties owned by the Company as of September 30, 2023, a total of 69 properties ("Same Store Properties") containing an aggregate of 12,393 million net rentable square feet were owned for the entire nine months ended September 30, 2023 and 2022. As of September 30, 2023, 2 properties were recently completed, and 3 properties were in development/redevelopment. Average occupancy for the Same Store Properties was 88.2% and 91.0% during the nine-month periods ended September 30, 2023 and 2022, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2023	2022
Revenue
Rents	$326,528	$322,905
Other	772	809
Total revenue	327,300	323,714
Operating expenses
Property operating expenses	85,848	85,615
Real estate taxes	34,640	35,697
Net operating income	$206,812	$202,402
Net operating income - percentage change over prior year	2.2%
Net operating income, excluding other items	$206,933	$199,832
Net operating income, excluding other items - percentage change over prior year	3.6%
Net operating income	$206,812	$202,402
Straight line rents & other	(4,138)	(8,151)
Above/below market rent amortization	(839)	(1,063)
Amortization of tenant inducements	511	494
Non-cash ground rent expense	593	605
Cash - Net operating income	$202,939	$194,287
Cash - Net operating income - percentage change over prior year	4.5%
Cash - Net operating income, excluding other items	$200,938	$189,771
Cash - Net operating income, excluding other items - percentage change over prior year	5.9%
	Nine Months Ended September 30,
	2023	2022
Net income:	$(39,649)	$24,230
Add/(deduct):
Interest income	(1,318)	(1,387)
Interest expense	70,677	49,144
Interest expense - amortization of deferred financing costs	3,251	2,259
Equity in loss of unconsolidated real estate ventures	24,504	15,804
Net gain on real estate venture transactions	(181)	—
Net gain on disposition of real estate	—	(8,813)
Net gain on sale of undepreciated real estate	(781)	(8,007)
Depreciation and amortization	141,645	132,875
General & administrative expenses	26,911	25,892
Income tax provision	35	66
Provision for impairment	16,134	—
Consolidated net operating income	241,228	232,063
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(34,416)	(29,661)
Same store net operating income	$206,812	$202,402